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                                                                    Exhibit 23.4




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Amendment No. 1 of the Registration Statement of Chiquita Brands International, Inc. on Form S-3 of our report dated June 19, 1997 (October 10, 1997 as to Note L) appearing in the Annual Report on Form 10-K/A of Stokely USA, Inc., for the year ended March 31, 1997 and incorporated by reference in the Chiquita Brands International, Inc. Current Report on Form 8-K dated November 20, 1997, and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                                      /S/ DELOITTE & TOUCHE, LLP


Milwaukee, Wisconsin
November 21, 1997